EXHIBIT 99(g)
CONSENTS
Each of the undersigned hereby consents to being named as a prospective director of TD Banknorth Inc. in the Registration Statement on Form S-4 filed by TD Banknorth with the Securities and Exchange Commission in connection with TD Banknorth’s proposed acquisition of Hudson United Bancorp, to which these consents are an exhibit, and in any amendments (including any post-effective amendments) thereto.

Date: September 8, 2005	/s/ Brian Flynn

Brian Flynn

Date: September 8, 2005	/s/ David A. Rosow

David A. Rosow